Exhibit 16

AMENDMENT TO

GROUP ADMINISTRATION AGREEMENT

THIS AMENDMENT TO GROUP ADMINISTRATION AGREEMENT (this “Amendment”) is made as of the 15th day of October, 2014, by Abroms & Associates, P.C., an Alabama professional corporation (the “Group Administrator”), in that capacity and on behalf of the Existing Group Shareholders (as defined below). Capitalized terms used herein but not otherwise defined shall have the meaning set forth in that certain Group Administration Agreement dated as of April 9, 2007, as amended and supplemented (the “Agreement”).

Recitals

A. The Group Shareholders who are currently parties to the Agreement (the “Existing Group Shareholders”) own of record shares of Common Stock, par value $0.01 per share, of Books-A-Million, Inc. (the “Common Stock”); and

B. The Group Administrator and the Existing Group Shareholders are parties to the Agreement, whereby the Existing Group Shareholders, desiring to provide for the orderly purchase and disposition of, and various other matters related to, the Common Stock, have appointed the Group Administrator to administer certain transactions and other matters related to the Common Stock that involve the Existing Group Shareholders; and

C. On March 12, 2012, upon receipt of shares of the Common Stock from Clyde B. Anderson, the Clyde B. Anderson 2012 GRAT (the “Clyde Anderson GRAT”) executed a Joinder to Group Administration Agreement, which joined the Clyde Anderson GRAT to the Agreement; and

D. On March 13, 2012, upon receipt of shares of the Common Stock from Terrence C. Anderson, the Terry C. Anderson 2012 GRAT (the “Terry Anderson GRAT”) executed a Joinder to Group Administration Agreement, which joined the Terry Anderson GRAT to the Agreement; and

E. On April 27, 2012, upon receipt of shares of the Common Stock from Charles C. Anderson, the Charles C. Anderson 2012 GRAT (the “Charles Anderson GRAT,” and, together with the Clyde Anderson GRAT and the Terry Anderson GRAT, the “Anderson GRATs”) executed a Joinder to Group Administration Agreement, which joined the Charles Anderson GRAT to the Agreement; and

F. On July 16, 2012, the Clyde Anderson GRAT transferred all of the shares of the Common Stock previously received from Clyde B. Anderson back to Clyde B. Anderson;

G. On July 13, 2012, the Terry Anderson GRAT transferred all of the shares of the Common Stock previously received from Terrence C. Anderson back to Terrence C. Anderson;

H. On July 16, 2012, the Charles Anderson GRAT transferred all of the shares of the Common Stock previously received from Charles C. Anderson back to Charles C. Anderson;

I. As of the date hereof, the Anderson GRATs have been terminated;

J. The Group Administrator, on behalf of the Existing Group Shareholders, desires to amend Appendix A to the Agreement to remove the Anderson GRATs as Existing Group Shareholders in order that Appendix A will reflect the current composition of the group.

NOW, THEREFORE, the Group Administrator does hereby amend the Agreement as follows:

1. Amendment to Appendix A. Appendix A attached to the Agreement shall be amended to reflect the removal of the Anderson GRATs from the Agreement and shall be replaced with the amended Appendix A attached hereto as Exhibit A.

2. Successors and Assigns. This Amendment shall bind and inure to the benefit of and be enforceable by (a) the Group Administrator and its permitted successors and assigns and (b) the Existing Group Shareholders and any permitted successors and assigns of the Existing Group Shareholders.

IN WITNESS WHEREOF, the Group Administrator has executed this Amendment as of the date first above written.

GROUP ADMINISTRATOR

ABROMS & ASSOCIATES, P.C.

By:	/s/ Martin R. Abroms
Martin R. Abroms
Its:	President

2

Exhibit A

Amended Appendix A to Group Administration Agreement

(see attached)

APPENDIX A

*	Current shares of BAMM Common Stock owned by each Group Shareholder are as reflected from time to time in the ownership reports filed by the Group Shareholders with the Securities and Exchange Commission (the “SEC”) pursuant to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Schedule 13D filed by the Group Shareholders with the SEC pursuant to Rule 13d-1(k)(1) of the Exchange Act, as may be amended from time to time.

Group Shareholder	Address	Shares of BAMM Common Stock Owned

Charles C. Anderson	202 North Court Street Florence, AL 35630	*

Hilda B. Anderson	201 South Court Street, Suite 610 Florence, AL 35630	*

Joel R. Anderson	202 North Court Street Florence, AL 35630	*

Clyde B. Anderson	2801 Highway 280 South, Suite 350 Birmingham, AL 35223	*

Terrence C. Anderson	4511 Helton Drive Florence, AL 35630	*

Harold M. Anderson	3101 Clairmont Road, Suite C Atlanta, GA 30329	*

Charles C. Anderson, Jr.	265 Brookview Town Centre Way, Suite 501 Knoxville, TN 37919	*

Charles C. Anderson, III	4339 Northcrest Road Dallas, TX 75229	*

Hayley Anderson Milam	201 South Court Street, Suite 610 Florence, AL 35630	*

Lauren A. Anderson Irrevocable Trust	201 South Court Street, Suite 610 Florence, AL 35630	*

Ashley Ruth Anderson	202 North Court Street Florence, AL 35630	*

The Ashley Anderson Trust	201 South Court Street, Suite 610 Florence, AL 35630	*

Olivia Barbour Anderson 1995 Trust	201 South Court Street, Suite 610 Florence, AL 35630	*

Alexandra Ruth Anderson Irrevocable Trust	201 South Court Street, Suite 610 Florence, AL 35630	*

A-1

Group Shareholder	Address	Shares of BAMM Common Stock Owned

First Anderson Grandchildren’s Trust FBO Charles C. Anderson, III	201 South Court Street, Suite 610 Florence, AL 35630	*

First Anderson Grandchildren’s Trust FBO Haley E. Anderson	201 South Court Street, Suite 610 Florence, AL 35630	*

First Anderson Grandchildren’s Trust FBO Lauren A. Anderson	201 South Court Street, Suite 610 Florence, AL 35630	*

Sixth Anderson Grandchildren’s Trust FBO Bentley B. Anderson	201 South Court Street, Suite 610 Florence, AL 35630	*

Fourth Anderson Grandchildren’s Trust FBO Carson C. Anderson	201 South Court Street, Suite 610 Florence, AL 35630	*

Second Anderson Grandchildren’s Trust FBO Alexandra R. Anderson	201 South Court Street, Suite 610 Florence, AL 35630	*

Fifth Anderson Grandchildren’s Trust FBO Harold M. Anderson	201 South Court Street, Suite 610 Florence, AL 35630	*

Third Anderson Grandchildren’s Trust FBO Taylor C. Anderson	201 South Court Street, Suite 610 Florence, AL 35630	*

The Charles C. Anderson Family Foundation	201 South Court Street, Suite 610 Florence, AL 35630	*

The Joel R. Anderson Family Foundation	201 South Court Street, Suite 610 Florence, AL 35630	*

The Clyde and Summer Anderson Foundation (formerly The Clyde B. Anderson Family Foundation)	201 South Court Street, Suite 610 Florence, AL 35630	*

Anderson BAMM Holdings, LLC	201 South Court Street, Suite 610 Florence, AL 35630	*

Kayrita M. Anderson	3101 Clairmont Road, Suite C Atlanta, GA 30329	*

A-2